UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                  ___________

                                    FORM 8-K

                                  CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): April 22, 2003


                         THE PEPSI BOTTLING GROUP, INC.
             (Exact name of registrant as specified in its charter)


  Delaware                            1-14893              13-4038356
  (State or other jurisdiction        (Commission          (IRS Employer
  of incorporation                    File Number)         Identification No.)

                         One Pepsi Way, Somers, NY 10589
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (914) 767-6000

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not Applicable.

(b)      Not Applicable.

(c)      Exhibit 99.1      Press release dated April 22, 2003.

Item 9. Information Furnished Pursuant to Item 12 of Form 8-K - Results of Operations and Financial Condition.

     On April 22, 2003, The Pepsi Bottling Group, Inc. announced its financial results for its first quarter ended March 22, 2003. The press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE PEPSI BOTTLING GROUP, INC.
                                                    (Registrant)
Date April 22, 2003                           /s/ Pamela C. McGuire
                                           ------------------------------
                                                    (Signature)
                                       Pamela C. McGuire, Senior Vice President,
                                          General Counsel and Secretary

                                                                    Exhibit 99.1



Contact:          Kelly McAndrew                            Mary Winn Settino
                  Public Relations                          Investor Relations
                  (914) 767-7690                            (914) 767-7216


                             FOR IMMEDIATE RELEASE


              THE PEPSI BOTTLING GROUP REPORTS 1st QUARTER RESULTS

     SOMERS, N.Y., April 22, 2003 - The Pepsi Bottling Group, Inc. (NYSE: PBG) today announced first quarter 2003 income of $39 million, or $0.14 per diluted share, before the cumulative effect of the adoption of a new accounting principle. This compares to reported first quarter 2002 net income of $54 million, or $0.19 per diluted share.

   o On a constant territory basis, worldwide physical case volume was down three percent for the quarter. Constant territory volume in PBG's territories in Mexico grew one percent, while volume in the U.S. was down five percent, consistent with the Company's previous guidance.
   o Constant territory net revenue per case in the U.S. grew two percent in the first quarter, all of which came from rate increases. The impact of adopting the FASB's Emerging Issues Task Force (EITF) Issue No. 02-16 reduced U.S. net revenue per case by three percentage points, which resulted in a one percent decline in PBG's reported net revenue per case in the U.S. Worldwide net revenue per case on a reported basis declined nine percent, reflecting the impact of country mix, primarily from our acquisition territories in Mexico and Turkey, and the impact of EITF Issue No. 02-16.
   o Reported operating income declined 10 percent in the quarter, driven by the weakness in PBG's U.S. territories.

     "As we announced in March, our results this past quarter reflect the impact of a number of challenging conditions," said John T. Cahill, Chairman and Chief Executive Officer of PBG. "The shortfall in our volume growth, particularly in the U.S., was the principal driver behind the decline in our earnings. However, the discipline of our organization in the areas of marketplace execution and pricing continues to yield positive results. We remain very focused

                                    - more -

PBG REPORTS 1st QUARTER RESULTS/ 2 or 3


on reinvigorating our U.S. business and are confident that the recently announced innovations from Pepsi-Cola in products, packages and promotions will be our ticket to volume growth in the second half of the year."
    Cahill continued, "Next month, we will launch the latest extension of the Mountain Dew trademark, LiveWire, in both single serve and take home packages. At the same time, the Pepsi Play for a Billion promotion will kick off and continue throughout the summer. Near the latter part of the second quarter we'll launch a terrific promotion tied in with Universal Pictures' The Hulk. These programs, along with others to be introduced during the third quarter, will generate consumer excitement as we approach the important summer selling season. We expect all of these new ideas to bring excitement to the category, consumers to the stores and volume growth to PBG.
     "We've made solid progress in Mexico. To date, we have strengthened our local management team, improved our partnership with Pepsi-Cola Mexico and made measurable gains in expanding our distribution. In the coming months, we will introduce exciting new product and package innovation designed specifically for the Mexico marketplace."
     On a constant territory basis, worldwide physical case volume was down three percent for the quarter, driven by a volume decline of five percent in the U.S. (Constant territory calculations assume all significant acquisitions made in 2002 were made at the beginning of 2002 and exclude all significant acquisitions made in 2003. Constant territory calculations have also been adjusted to reflect the impact of EITF 02-16 as if it had been adopted at the beginning of 2002.) In Mexico, PBG's constant territory volume grew one percent, a solid performance as it overlaps double-digit volume growth during the same quarter in 2002.
     Constant territory worldwide net revenue per case was flat in the first quarter. In the U.S., constant territory net revenue per case increased two percent in the first quarter, all of which came from rate increases. Net revenue per case in Mexico was flat in local currency, with solid price improvements offset by a higher jug water mix.
     Beginning in 2003, the Company adopted FASB's EITF Issue No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor." Under this new accounting principle, the majority of the bottler incentives we receive from PepsiCo and other brand owners will be reclassified from net revenues and selling, delivery and administrative (SD&A) expenses to cost of sales. The adoption of EITF Issue No. 02-16

                                    - more -

PBG REPORTS 1st QUARTER RESULTS/ 3 of 3


has resulted in a cumulative, non-cash, one-time charge of $6 million, net of tax and minority interest, or $0.02 per diluted share for the first quarter 2003. The following table details the impact of this new accounting change on PBG's net revenue per case growth:

                                                     U.S.            Worldwide


     Q1 2003 Net Revenue per Case Growth              2%                (6%)
     excluding the impact of EITF 02-16


     Impact of EITF 02-16                            (3%)               (3%)


     Q1 2003 Reported Net Revenue per                (1%)               (9%)
     Case Growth


     During the first quarter of 2003, PBG repurchased 4.8 million shares of common stock. Since the inception of the Company's share repurchase program in October 1999, 45.2 million shares of PBG common stock have been repurchased.
     The Company stated that in fiscal 2003 it expects to achieve EPS of $1.61 to $1.67 excluding the cumulative effect of the adoption of EITF Issue No. 02-16, with worldwide constant territory volume growth of one to two percent and an increase in reported operating income in the mid teens.
     The Pepsi Bottling Group, Inc. (www.pbg.com) is the world's largest manufacturer, seller and distributor of Pepsi-Cola beverages with operations in the U.S., Canada, Greece, Mexico, Russia, Spain and Turkey. To receive company news releases by e-mail, please visit www.pbg.com.
     Listen in live to PBG's first quarter 2003 earnings discussion with financial analysts on April 22nd at 11 a.m. (EDT) at http://www.pbg.com. In response to the U.S. Securities and Exchange Commission's rules on the use of non-GAAP measures, attached is a Reconciliation of Non-GAAP Measures to Comparable U.S. GAAP Measures.

                                     # # #

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ. PBG undertakes no obligation to update any of these statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in PBG's Securities and Exchange Commission reports, including its annual report on Form 10-K for the year ended December 28, 2002.

Attachments (7 pages)

                         THE PEPSI BOTTLING GROUP, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS in millions except per share amounts, unaudited



                                                              12 Weeks Ended
                                                            ------------------
                                                            March        March
                                                           22, 2003     23, 2002
                                                           --------     --------

Net revenues............................................    $1,874       $1,772
Cost of sales...........................................       927          942
                                                             -----        -----
Gross profit............................................       947          830
Selling, delivery and administrative expenses...........       827          695
                                                             -----        -----
Operating income........................................       120          135
Interest expense, net...................................        53           45
Other non-operating expenses, net.......................         3            -
Minority interest.......................................         5            8
                                                             -----        -----
Income before income taxes..............................        59           82
Income tax expense......................................        20           28
                                                             -----        -----
Income before cumulative effect of change in accounting
principle ..........................                            39           54
Cumulative effect of change in accounting principle, net
of tax and minority interest............................         6            -
                                                             -----        -----
Net income..............................................    $   33       $   54
                                                             =====        =====

Basic earnings per share before cumulative effect of
change in accounting principle .........................    $ 0.14       $ 0.19
Cumulative effect of change in accounting principle ....     (0.02)           -
                                                             -----        -----

Basic earnings per share................................    $ 0.12       $ 0.19
                                                             =====        =====

Weighted-average shares outstanding.....................       279          280

Diluted earnings per share before cumulative effect of
change in accounting principle .........................    $ 0.14       $ 0.19
Cumulative effect of change in accounting principle ....     (0.02)           -
                                                             -----        -----
Diluted earnings per share..............................    $ 0.12       $ 0.19
                                                             =====        =====

Weighted-average shares outstanding.....................       287          291

                         THE PEPSI BOTTLING GROUP, INC.
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             in millions, unaudited


                                                                12 Weeks Ended
                                                                --------------
                                                                March     March
                                                              22, 2003  23, 2002
                                                               -------  --------
Cash Flows - Operations
   Net Income..................................................  $  33    $  54
   Adjustments to reconcile net income to net cash provided
   by operations:
       Depreciation............................................    117       91
       Amortization............................................      2        2
       Changes in working capital and other non-cash charges...    (82)     (53)
   Other, net..................................................     (3)      (6)
                                                                  ----     ----

Net Cash Provided by Operations................................     67       88
                                                                  ----     ----
Cash Flows - Investments
   Capital expenditures........................................   (112)    (110)
   Acquisitions of bottlers....................................    (82)     (24)
   Sale of property, plant and equipment.......................      1        1
                                                                  ----     -----
Net Cash Used for Investments..................................   (193)    (133)
                                                                  ----     ----

Cash Flows - Financing
   Borrowing activities, net...................................    120       15
   Dividends paid..............................................     (3)      (3)
   Treasury stock transactions.................................    (98)     (31)
                                                                  ----     ----
Net Cash Provided by (Used for) Financing......................     19      (19)
                                                                  ----     ----

Effect of Exchange Rate Changes on Cash and Cash
Equivalents....................................................     (1)       -
                                                                  ----     -----

Net Decrease in Cash and Cash Equivalents......................   (108)     (64)
Cash and Cash Equivalents - Beginning of Period................    222      277
                                                                  ----     -----

Cash and Cash Equivalents - End of Period......................  $ 114    $ 213
                                                                  ====     ====

                         THE PEPSI BOTTLING GROUP, INC.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     in millions, except per share amounts

                                                             (Unaudited)
                                                               March    December
                                                              22, 2003  28, 2002
                                                              --------  --------
Assets
Current Assets
   Cash and cash equivalents.................................  $   114  $   222
   Accounts receivable, net..................................      882      922
   Inventories...............................................      397      378
   Prepaid expenses and other current assets.................      207      215
                                                                ------   ------
      Total Current Assets...................................    1,600    1,737

Property, plant and equipment, net...........................    3,300    3,308
Intangible assets, net.......................................    4,727    4,687
Investment in debt defeasance trust..........................      171      170
Other assets.................................................      120      125
                                                                ------   ------
      Total Assets...........................................  $ 9,918  $10,027
                                                                ======   ======

Liabilities and Shareholders' Equity
Current Liabilities
   Accounts payable and other current liabilities............  $   997  $ 1,179
   Short-term borrowings.....................................      170       51
   Current maturities of long-term debt......................    1,016       18
                                                                ------   ------
      Total Current Liabilities..............................    2,183    1,248

Long-term debt...............................................    3,519    4,523
Other liabilities............................................      847      819
Deferred income taxes........................................    1,274    1,265
Minority interest............................................      352      348
                                                                ------   ------
      Total Liabilities......................................    8,175    8,203

Shareholders' Equity
   Common stock, par value $0.01 per share:
     Authorized 900 shares, issued 310 shares................        3        3
   Additional paid-in capital................................    1,750    1,750
   Retained earnings.........................................    1,096    1,066
   Accumulated other comprehensive loss......................     (485)    (468)
   Treasury stock: 34 shares and 30 shares at March 22, 2003
     and December 28, 2002, respectively.....................     (621)    (527)
                                                                ------   ------
     Total Shareholders' Equity..............................    1,743    1,824
                                                                ------   ------
      Total Liabilities and Shareholders' Equity.............  $ 9,918   10,027
                                                                ======   ======

                         The Pepsi Bottling Group, Inc.
      Reconciliation of Non-GAAP Measures to Comparable U.S. GAAP Measures
                       in millions, except for percentages


     In response to the U.S. Securities and Exchange Commission's rules on the use of non-GAAP measures, below is a reconciliation of non-GAAP measures to measurements required by accounting principles generally accepted in the United States of America ("U.S. GAAP").

     We utilize certain non-GAAP measures to evaluate our performance. We consider these measures important indicators of our success. These measures should not be considered an alternative to measurements required by U.S. GAAP and should not be considered measures of our liquidity. In addition, our non-GAAP measures may not be comparable to similar measures reported by other companies and could be misleading unless all companies and analysts calculate them in the same manner.

     We believe that constant territory performance results are the most appropriate indicators of operating trends and performance, particularly in light of our stated intention of acquiring additional bottling territories, and are consistent with industry practice. Constant territory operating results are derived by adjusting current year results to exclude significant current year acquisitions and adjusting prior year results to include the results of significant prior year acquisitions as if they had occurred on the first day of the prior fiscal year. In addition, constant territory calculations have been adjusted to reflect the impact of EITF No. 02-16 as if it had been adopted at the beginning of 2002.

     Our constant territory results exclude the operating results of the following acquisitions made during 2003:

     -  Pepsi-Cola Buffalo Bottling Corp. of Buffalo, New York in February.
     -  Cassidy's Beverage Limited of New Brunswick, Canada in February.

     We adjusted our prior year results to include the operating results of the following prior year acquisitions as if they had occurred on the first day of the prior fiscal year:

     -  Fruko Mesrubat Sanayii A.S. of Turkey in March 2002.
     -  Pepsi-Cola Bottling Company of Macon, Inc. of Georgia in March 2002.
     - Pepsi-Cola Bottling Company of Aroostook, Inc., of Presque Isle, Maine in June 2002.
     - Seaman's Beverages Limited of the Canadian province of Prince Edward Island in July 2002.
     -  Pepsi-Gemex, S.A. de. C.V. of Mexico in November 2002.
     -  Kitchener Beverages Limited of Ontario, Canada in December 2002.

     The tables below reconcile our U.S. GAAP reported net revenue per case results to our constant territory net revenue per case results for the twelve weeks ended March 22, 2003 versus the twelve weeks ended March 23, 2002:

Net Revenue per
Case                                   2003 vs. 2002
                                       -------------
                                        Impact from   Impact from
                 As     Impact from       2002 Pro     2002 EITF     Constant
              Reported     2003            Forma        No.02-16     Territory
               Change   Acquisitions    Adjustments    Adjustment     Change
             --------   ------------    -----------    ----------    ---------
Worldwide.....  -9%         0%             6%            3%             0%
U.S...........  -1%         0%             0%            3%             2%

Net Revenue per
Case in local
currency                      2003 vs. 2002
                              -------------

                        Impact from     Impact from
                As        2002 Pro       2002 EITF    Constant
             Reported      Forma         No. 02-16    Territory
              Change    Adjustments     Adjustment     Change
             --------   -----------     -----------   ---------
Mexico........ 100%       -100%            0%            0%

                         The Pepsi Bottling Group, Inc.
                      (in millions, except per share data)

     EITF Issue No. 02-16, "Accounting by a Reseller for Cash Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)"

     In January 2003, the Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 02-16, "Accounting by a Reseller for Cash Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)," addressing the recognition and income statement classification of various cash considerations given by a vendor to a customer. The consensus requires that certain cash considerations received by a customer from a vendor are presumed to be a reduction of the price of the vendor's products, and therefore should be characterized as a reduction of cost of sales when recognized in the customer's income statement, unless certain criteria are met. EITF Issue No. 02-16 became effective beginning in our fiscal year 2003. In the prior year we classified worldwide bottler incentives received from PepsiCo and other brand owners as adjustments to net revenues and selling, delivery and administrative expenses depending on the objective of the program. In accordance with EITF Issue No. 02-16, we have classified certain bottler incentives as a reduction of cost of sales beginning in 2003. We have recorded a transition adjustment of $6 million, net of taxes and minority interest of $1 million, for the cumulative effect on prior years. This adjustment reflects the amount of bottler incentives that can be attributed to our 2003 beginning inventory balances. This accounting change did not have a material effect on our income before cumulative effect of change in accounting principle in the first twelve weeks of 2003 and is not expected to have a material effect on such amounts for the balance of fiscal 2003. Assuming that EITF Issue No. 02-16 had been in place for all periods presented, the following pro forma adjustments would have been made to our 2002 reported results:


  Net Revenues                    Q1        Q2        Q3         Q4      FY 2002
  ------------                  ------    ------    ------     ------    -------
  As Reported.................. $1,772    $2,209    $2,455     $2,780    $9,216
  EITF 02-16 Adjustment........    (59)      (71)      (72)       (88)     (290)
                                 -----     -----     -----      -----     ------
  Pro Forma.................... $1,713    $2,138    $2,383     $2,692    $8,926
                                 =====     =====     =====      =====     ======

  Cost of Sales                   Q1        Q2        Q3         Q4      FY 2002
  -------------                 ------    ------    ------     ------    ------
  As Reported..................   $942    $1,185    $1,337     $1,537    $5,001
  EITF 02-16 Adjustment........    (95)     (119)     (125)      (151)     (490)
                                 -----     -----     -----      -----     -----
  Pro Forma....................   $847    $1,066    $1,212     $1,386    $4,511
                                 =====     =====     =====      =====     =====

  Selling, Delivery and
  ---------------------
  Administrative Expenses         Q1        Q2        Q3         Q4      FY 2002
  -----------------------       ------    ------    ------     ------    -------
  As Reported..................   $695      $753      $780     $1,089     $3,317
  EITF 02-16 Adjustment........     37        49        53         62        201
                                 -----     -----     -----      -----     ------
  Pro Forma....................   $732      $802      $833     $1,151     $3,518
                                 =====     =====     =====      =====     ======

     Assuming EITF Issue No. 02-16 had been adopted for all periods presented, pro forma net income and earnings per share for the twelve weeks ended March 22, 2003 and March 23, 2002, would have been as follows:

                                                       12-Weeks Ended
                                                       --------------
                                                   March             March
                                                 22, 2003          23, 2002
                                                 --------          --------
  Net income
    As reported...............................    $   33           $   54
    Pro forma.................................    $   39           $   53

  Earnings per share
    Basic - as reported.......................    $ 0.12           $ 0.19
    Basic - pro forma.........................    $ 0.14           $ 0.19

    Diluted - as reported.....................    $ 0.12           $ 0.19
    Diluted - pro forma.......................    $ 0.14           $ 0.18